Exhibit 10.36

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of June 1, 2012, between Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and Visser Precision Cast, LLC, a Colorado limited liability Company (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Company and the Buyer have entered into a Subscription Agreement, dated as of June 1, 2012 (the “Subscription Agreement”), pursuant to which the Company has agreed to issue and sell to the Buyer, (i) up to 30,000,000 shares (collectively, the “Common Shares”) of Common Stock (as defined below) and (ii) Common Stock Purchase Warrants to purchase up to 15,000,000 shares of the Common Stock (the “Warrants”).  The Company has also agreed to issue to the Buyer 6% Senior Secured Convertible Notes of the Company in the principal amount of up to $2,000,000 (the “Notes”);

WHEREAS, the Notes are convertible into shares of Common Stock; and

WHEREAS, the Warrants are exercisable to purchase shares of Common Stock pursuant to the terms and conditions set forth in the Warrants.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Subscription Agreement and this Agreement, the Company and the Buyer agree as follows:

1.             Certain Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Subscription Agreement.  As used in this Agreement, the following terms shall have the following respective meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” or “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (as defined below).

“Common Stock” means the common stock of the Company, $0.001 par value per share.

“Conversion Shares” means shares of Common Stock issued (or issuable at the time in question) upon conversion of the Notes.

“Effectiveness Date” means, with respect to a registration statement filed pursuant to Section 2 of this Agreement, the earlier of (a) (i) the sixtieth (60th) day following the Filing Date (as defined below) in the case of a registration statement on Form S-3, (ii) the ninetieth (90th) day following the Filing Date in the case of a registration statement on Form S-1 or (iii) in the event that either registration statement described in clauses (i) and (ii) receives a “full review” by the Commission, the one hundred twentieth (120th) day following the Filing Date, and (b) the date which is five (5) Business Days after the date on which the Commission informs the Company that (x) the Commission will not review the registration statement or (y) the Company may request the acceleration of the effectiveness of the registration statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” and “Holders” shall mean the Buyer and any Permitted Transferee(s) (as defined below) of Registrable Securities (as defined below), Common Shares, Notes or Warrants that have not been sold to the public and to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and the Subscription Agreement; provided that neither such person nor any affiliate of such person is registered as a broker or dealer under Section 15(a) of the Exchange Act or a member of the Financial Industry Regulatory Authority, Inc.

“Permitted Transferee” means (i) Furniture Row, LLC (“Furniture Row”) and any wholly-owned subsidiary of Furniture Row, LLC, (ii) any person who owns a majority of the outstanding capital and voting interests of Furniture Row, (iii) the spouse or lineal descendants of any person described in clause (ii), (iv) any trust formed for the benefit of any person described in clause (ii) or for the benefit of the spouse or lineal descendants of any person described in clause (ii), or (v) corporations, limited liability companies, partnerships or other entity in which Furniture Row or any person described in clauses (ii) and (iii) owns a majority of the capital and voting interests.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean (i) the Common Shares, (ii) any Conversion Shares, (iii) any Warrant Shares, and (iv) any other securities into which the Common Shares, the Warrant Shares and the Conversion Shares may be reclassified after the date hereof; provided, however, that all such securities shall cease to be Registrable Securities at such time as they have been sold under a registration statement or pursuant to Rule 144 under the Securities Act or otherwise or at such time as they are eligible to be sold without volume limitations pursuant to Rule 144.

“Registration Expenses” shall mean all expenses to be incurred by the Company in connection with each Holder’s registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, the reasonable attorney’s fees of Special Counsel (as defined below) which shall in no event exceed $20,000 per registration, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

 “Regulation D” shall mean Regulation D as promulgated pursuant to the Securities Act, and as may be amended from time to time.

“Securities Act” or “Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, as well as all fees and disbursements of counsel for Holders other than Special Counsel.

“Special Counsel” means the single attorney selected by a majority in interest of the Initiating Holders (which attorney shall be reasonably acceptable to the Company) to represent the Holders’ interests in connection with the registrations contemplated by this Agreement.

“Warrant Shares” means shares of Common Stock issued (or issuable at the time in question) upon exercise of the Warrants.

2.             Demand Registration Rights.

(a)           Subject to the conditions of this Section 2, if at any time following the fifth (5th) anniversary date of the Subscription Agreement, the Company receives a written request from the Holders of more than fifty percent (50%) of the total number of Registrable Securities then outstanding (for purposes of this Section 2, the “Initiating Holders,” and such request the “Demand”) that the Company file a registration statement under the Act covering the registration for resale of the Registrable Securities, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2, use commercially reasonable efforts to effect, as soon as practicable, the registration for resale under the Act of all the Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2(a).

(b)           If the Initiating Holders intend to distribute the Registrable Securities covered by their Demand by means of an underwriting, they shall so advise the Company as a part of their Demand made pursuant to Section 2(a), and the Company shall include such information in its written notice to all Holders given pursuant to Section 2(a).  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)           Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2:

(A)          if, at the time of the Demand, the Common Stock is not registered pursuant  to Section 12(b) or Section 12(g) of the Exchange Act or the Company is not subject to the reporting requirements of Section 15(d) of the Exchange Act; or

(B)           in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(B)           after the Company has effected two (2) registrations pursuant to this Section 2, and such registrations have been declared or ordered effective; or

(C)           if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the Demand of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the resale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(d)           If:  (i) the registration statement required by Section 2 is not filed on or prior to its Filing Date (as defined below), or (ii) the Company fails to file with the Commission a request for acceleration of a registration statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act within five (5) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such registration statement will not be “reviewed” or will not be subject to further review, or (iii) all of the Registrable Securities required by this Agreement to be included in such registration statement are not registered for resale on or before the Effectiveness Date and Rule 144 is not available to the Holders with respect thereto, or (iv) after the Effectiveness Date of a registration statement, such registration statement ceases for any reason to remain continuously effective as to all Registrable Securities required to be included in such registration statement for the time period specified in this Agreement, or the Holders are otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities during the time period within which the Company is required to maintain the continuous effectiveness of the registration statement, for more than twenty (20) consecutive calendar days or more than an aggregate of forty-five (45) calendar days (which need not be consecutive calendar days) during any 12-month period, except to the extent that a suspension of the Registration Statement is otherwise permitted by this Agreement or caused by a Holder (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Business Day period is exceeded, and for purpose of clause (iv) the date on which such twenty (20) or forty-five (45) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, from the date of the Event until the twelve-month anniversary of the Event, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1.0%) of the aggregate purchase price paid by such Holder pursuant to the Subscription Agreement for any unregistered Registrable Securities then held by such Holder (so long as such Holder has requested that such Registrable Securities be included in the registration statement and they are required by this Agreement to be included in the registration statement); provided, however, such partial liquidated damages shall not be paid with respect to any Registrable Securities which the Holder thereof may sell at such time under Rule 144 without any volume limitation and which have been held by such Holder for a period of more than one (1) year for purposes of Rule 144(d).  If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of eighteen percent (18%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(e)           If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a registration statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter,” the Company shall use its best efforts to persuade the Commission that the offering contemplated by the registration statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter.”  The Holders shall have the right to participate or have their Special Counsel participate in any meetings or discussions with the Commission regarding the Commission’s position and to comment or have their Special Counsel comment on any written submission made to the Commission with respect thereto.  No such written submission shall be made to the Commission to which the Holders’ Special Counsel reasonably objects.  In the event that, despite the Company’s best efforts and compliance with the terms of this Section 2(e), the Commission refuses to alter its position, the Company shall (i) remove from the registration statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Commission may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “Commission Restrictions”); provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such registration statement without the prior written consent of such Holder.  Any cut-back imposed on the Holders pursuant to this Section 2(e) shall be allocated among the Holders on a pro rata basis and shall be applied first to any Warrant Shares and Conversion Shares, unless the Commission Restrictions otherwise require or provide or the Holders otherwise agree.  No liquidated damages shall accrue as to any Cut Back Shares except for any liquidated damages that would accrue, if at all, in accordance with Section 2d)(iv) hereof after the date on which the Company is able to effect the registration of such Cut Back Shares in accordance with any Commission Restrictions.

3.             Obligations of the Company.  Whenever required under Section 2 of this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities within ninety (90) days of the Company’s receipt of the Demand (the “Filing Date”), which (assuming the Registrable Securities are not to be sold in an underwritten public offering) shall contain a “Plan of Distribution” in substantially the form attached hereto as Annex A, and use reasonable commercial efforts to cause such registration statement to become effective not later than the applicable Effectiveness Date, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective from the Effectiveness Date until the first to occur of (i) such time as all Registrable Securities covered by such registration statement have been sold or (ii) the earlier of (A) twelve (12) months following the effective date of such registration statement in the case of a registration statement on Form S-3 or (B) six (6) months  following the effective date of such registration statement in the case of a registration statement on Form S-1;

(b)           not less than three (3) Business Days prior to the filing of a registration statement or any pre-effective or post-effective amendment thereto, furnish to Special Counsel by e-mail copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Special Counsel (and changes (if any) to correct appropriate information about the Holders).  The Company shall not be required to file a registration statement or any pre-effective amendments thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith in writing.

(c)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(d)           furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

(e)           notify the Holders promptly (and, if requested, confirm such advice in writing) (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, and (ii) of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of a registration statement;

(f)           use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other state securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders;

(g)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(h)           notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i)            provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j)            cooperate with the Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Holders, and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereto;

(k)           deliver promptly to Special Counsel and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by the Holders or their Special Counsel, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by the Holders or their Special Counsel or such underwriter, attorney, accountant or agent in connection with such registration statement;

(l)            use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement; and

(m)           upon written request, furnish to the Holders without charge at least one conformed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

Notwithstanding the provisions of this Section 3, the Company shall be entitled to postpone or suspend, for a reasonable period of time and upon written notice to the Holders (a “Suspension Notice”), the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

(A)          materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(B)           materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(C)           require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

Any such postponement or suspension referred to in clauses (A) to (C) above shall not be considered an “Event” pursuant to Section 2 and no liquidated damages shall accrue or be payable with respect thereto.

In addition, any time period during which the filing of a post-effective amendment to a registration statement on Form S-1 and continuing until the time that such registration statement has been declared effective by the Commission shall not be considered an “Event” pursuant to Section 2 and no liquidated damages shall accrue or be payable with respect thereto.

In the event the Company files a registration statement on Form S-1 in satisfaction of a Demand pursuant to Section 2 due to its inability to use Form S-3, the Company shall have the option to undertake to register the Registrable Securities included in such registration statement on a new registration statement on Form S-3 after such form is available by filing a post-effective amendment to Form S-1 on Form S-3.  In the event the Company exercises such option, the Company shall have a period of up to seventy-five (75) days between the filing of the post-effective amendment to register such Registrable Securities on Form S-3 and the time that the registration statement on Form S-3 covering such Registrable Securities is declared effective by the Commission, which time period shall not be considered an “Event” pursuant to Section 2 and no liquidated damages shall accrue or be payable with respect thereto.

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 3, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

4.             Expenses of Registration.  All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

5.             Indemnification.

(a)           Company Indemnity.  The Company will indemnify each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), registration statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors, agents and partners, and each person controlling each of the foregoing, for any reasonable legal fees of a single counsel and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter (if any) therefor and stated to be specifically for use therein, (ii) any failure by any Holder to comply with prospectus delivery requirements or the Securities Act or the Exchange Act or any other law or legal requirement applicable to such Holder or any covenant or agreement contained in the Subscription Agreement or this Agreement applicable to such Holder, or (iii) an offer of sale of Conversion Shares or Warrant Shares occurring during a period in which sales under the registration statement are suspended as permitted by this Agreement.  The indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b)           Holder Indemnity.  Each Holder will, severally but not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, agents and partners, and any other stockholder selling securities pursuant to the registration statement and any of its directors, officers, agents, partners, and any person who controls such stockholder within the meaning of the Securities Act or Exchange Act and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), registration statement filed pursuant to this Agreement or any post-effective amendment thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent such statement or omission was furnished by the Holder to the Company in writing for the specific purpose of including the same in such registration statement, prospectus, or amendment or supplement thereto or (ii) failure by any Holder to comply with (A) the prospectus delivery requirements of the Securities Act after being advised by the Company that it has not satisfied the conditions of Rule 172 and that such Holder is, as a consequence, required to deliver a prospectus in connection with any disposition of Registrable Securities and after the Company has provided such Holder with a current prospectus to be used in connection with any such dispositions, (B) the Securities Act, (C) the Exchange Act, (D) any other law or legal requirement applicable to such Holder, or (E) any covenant or agreement contained in the Subscription Agreement or this Agreement applicable to such Holder, and will reimburse the Company, such stockholders, and such other Holder(s) and their directors, officers, agents and partners, underwriters or control persons for any reasonable legal fees or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such final prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC), registration statement filed pursuant to this Agreement or any post-effective amendment thereof in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the registration statement in question.  The indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)           Procedure.  Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

6.             Contribution.  If the indemnification provided for in Section 5 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder(s) on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder(s) in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of any Holder(s) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder(s).

In no event shall the obligation of any Indemnifying Party to contribute under this Section 6 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 5(a) or 5(b) hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section, no Holder shall be required to contribute any amount in excess of the amount equal to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.             Survival.  The indemnity and contribution agreements contained in Sections 5 and 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or the Subscription Agreement, and (ii) the consummation of the sale or successive resales of the Registrable Securities.

8.             Information by Holders.  As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Holder, such Holder will furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended methods of disposition of the Registrable Securities held by it as is reasonably required by the Company to effect the registration of the Registrable Securities.  At least ten Business Days prior to the first anticipated filing date of a registration statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder whether or not such Holder has elected to have any of its Registrable Securities included in the registration statement. If the Company has not received the requested information from a Holder by the second (2nd) Business Day prior to the anticipated filing date, then the Company may file the registration statement without including Registrable Securities of that Holder.

9.             Further Assurances. Each Holder will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any registration statement hereunder, unless such Holder has notified the Company in writing of such Holder’s irrevocable election to exclude all of such Holder’s Registrable Securities from such registration statement.

10.           Suspension of Sales. Upon receipt of any Suspension Notice from the Company, each Holder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until (i) it receives copies of a supplemented or amended prospectus or (ii) the Company advises the Holder that a suspension of sales under Section 3 has terminated. If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) or destroy all copies in the Holder’ s possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

11.           Replacement Certificates.  The certificate(s) representing the Registrable Securities held by the Buyer (or then Holder) may be exchanged by the Buyer (or such Holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Registrable Securities, as reasonably requested by such Buyer (or such Holder) upon surrendering the same.  No service charge will be made for such registration or transfer or exchange.

12.           Transfer or Assignment.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The rights granted to the Buyer by the Company under this Agreement to cause the Company to register the Registrable Securities may be transferred or assigned (in whole or in part) to a Permitted Transferee of the Common Shares, the Notes, or the Warrants, and all other rights granted to the Buyer by the Company hereunder may be transferred or assigned to any Permitted Transferee of the Common Shares, the Notes, the Warrants or the Registrable Securities; provided in each case that (i) the Company is given written notice by the Buyer at the time of or within a reasonable time after such transfer or assignment, stating the name and address of such Permitted Transferee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that such Permitted Transferee agrees in writing to be bound by the registration provisions of this Agreement, (ii) such transfer or assignment is not made under the registration statement or Rule 144, and (iii) such transfer is made according to the applicable requirements of the Subscription Agreement.

13.           No Piggyback on Registrations.  Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a registration statement filed pursuant to Section 2 other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders.

14.           Piggyback Registration Rights.

(a)           If (but without any obligation to do so) at any time after the fifth anniversary date of the Subscription Agreement the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities (not already covered by an effective registration statement) such Holder requests to be registered, subject to customary underwriter cutbacks applicable to holders of registration rights (as described in Section 14(b) below) and subject to restrictions in applicable registration rights agreements.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 14 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(b)           In connection with any offering involving an underwriting of equity securities being issued by the Company for its own account or for the account of others pursuant to a registration statement, the Company shall not be required under this Section 14 to include in such registration statement the Registrable Securities held by any Holder unless such Holder accepts and agrees to the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enters into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of Registrable Securities requested to be included in such offering exceeds the amount of Registrable Securities that the underwriters determine in their sole discretion is compatible with the success of the offering (after taking into account the maximum number of shares to be sold by the Company and the other selling stockholders, if any, in the offering), then the Company shall be required to include in the offering only that number of Registrable Securities that the underwriters determine in their sole discretion will not jeopardize the success of the offering.  In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders.

15.           Miscellaneous.

(a)           Remedies.  The Company and the Buyer acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Governing Law and Arbitration.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of Colorado.  In the event of a dispute between the Parties concerning the subject matter of this Agreement, the Parties shall resolve the dispute using the procedures and binding arbitration specified in Section 7 (g) of the Master Transaction Agreement dated as of the date hereof between the Company and the Buyer.

(c)           Notices.  Any notices or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail or facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Liquidmetal Technologies, Inc.
30452 Esperanza
Rancho Santa Margarita, California  92688
Facsimile:          (949) 635-2188
Attention:         Tony Chung, CFO
Email:                 Tony.Chung@Liquidmetal.com

with a copy to:

Jones Day
1755 Embarcadero Road
Palo Alto, California 94303
Facsimile:          (650) 739-3900
Attention:         Robert T. Clarkson, Esq.
Email:                 rclarkson@jonesday.com

 If to Buyer:

Visser Precision Cast, LLC
Legal Office
5641 N. Broadway
Denver, Colorado 80216
Facsimile:          (303) 566-8099
Attention:         Gregory A. Ruegsegger, Esq.
Email:                 greg.ruegsegger@furniturerow.com

with a copy to:

Moye White LLP
16 Market Square, 6th floor
1400 16th Street
Denver, Colorado  80202-1486
Facsimile:          (303) 292-4510
Attention:         David C. Roos, Esq.
Email:                 david.roos@moyewhite.com

Written confirmation of receipt (A) given by the recipient of such notice or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(d)           Waivers.  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.  The representations and warranties and the agreements and covenants of the Company and the Buyer contained herein shall survive the registration and sale of the Registrable Securities.

(e)           Execution in Counterpart.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

(f)            Signatures.  Facsimile signatures and signatures delivered in portable document format (PDF) shall be valid and binding on each party submitting the same.

(g)           Entire Agreement; Amendment.  This Agreement, together with the Subscription Agreement, the Warrants, and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be amended, modified or terminated except by a written agreement signed by the Company and the Holder of the Registrable Securities seeking registration of such securities.

(h)           Jury Trial.  EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

(i)            Force Majeure.  The Company shall not be deemed in breach of its commitments under this Agreement if the Company is unable to fulfill its obligations hereunder in a timely fashion if the SEC is closed or operating on a limited basis as a result of the occurrence of a Force Majeure.  As used herein, “Force Majeure” means war or armed hostilities or other national or international calamity, or one or more acts of terrorism, which are having a material adverse effect on the financial markets in the United States.

(j)            Titles.  The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(k)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l)            Restriction on Sale of Registrable Securities.  The Buyer agrees that it will not, without the prior written consent of the Company (which consent may be withheld in the Company’s sole discretion), directly or indirectly, sell, transfer or otherwise dispose of all or any portion of the Registrable Securities, the Warrants or the Notes or sell, offer, contract or grant any option to sell (including, without limitation, any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act with respect to the Registrable Securities, the Warrants or the Notes or otherwise dispose of any Registrable Securities, the Warrants or the Notes (collectively, the “Restricted Securities”), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on December 31, 2016 (the “Lock-up Period”); provided, that the foregoing restriction shall not apply to any transfer of Restricted Securities to a Permitted Transferee; provided, further, that any such Permitted Transferee executes and delivers to the Company an agreement to be bound by the foregoing restrictions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Name:	Tony Chung
Title:	Chief Financial Officer

BUYER:

VISSER PRECISION CAST, LLC

By:	/s/ Gregory A. Ruegsegger
Name:	Gregory A. Ruegsegger
Title:	Vice President

Annex A

Plan of Distribution

Each Selling Securityholder (the “Selling Securityholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Over-the-Counter Bulletin Board or any stock exchange, or other market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Securityholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Securityholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Annex A-1

Because Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Securityholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Securityholders or any other person.  We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Annex A-2